SECURE MESSAGE DEACTIVATION NOTICE

Secure message regarding electronic proxy materials has expired

[CONTENT]
The secure message that we previously sent to you regarding Vanguard's 2009 proxy has expired. Because of this, we have mailed a paper proxy ballot to you.

However, you can still vote electronically before the proxy deadline of July 2, 2009. Simply log on to WWW.PROXY-DIRECT.COM/VANGUARD and follow the on-screen directions.

Not only is voting online easy and quick, but it will also your fund reach a quorum and thus avoid the considerable expense of a second proxy solicitation. Of course, if you prefer, you can vote by phone (toll-free at 866-241-6192), by mail, or by attending the shareholder meeting in Scottsdale, AZ.

Remember that every vote counts. No matter how many shares you own, your vote is important.

[Date]

Dear Fellow Vanguard Shareholder,

I'm enclosing a ballot for Vanguard's 2009 proxy so you can make sure your voice is heard regarding your funds' governance.

Your vote is very important. By voting before the shareholder meeting on July 2, 2009, you can help ensure that your funds achieve a quorum and avoid the considerable expense of a second proxy mailing.

If you wish to vote online, you can log on to WWW.PROXY-DIRECT.COM/VANGUARD and follow the on-screen directions. Voting electronically is the easiest method available, but if you prefer, you can vote by mail using the enclosed ballot and postage-paid envelope; by phone (toll-free at 866-241-6192); or by attending the shareholder meeting in Scottsdale, Arizona.

Please vote today. No matter how many shares you own, your vote can make a difference.

Sincerely,

[INSERT SIGNATURE]

F. William McNabb III

President and CEO

VANGUARD'S PROXY VOTING DEADLINE IS APPROACHING

Dear Fellow Vanguard Shareholder,

You still have time to exercise your rights concerning governance of your Vanguard funds.

Although Vanguard's shareholder meeting is quickly approaching, you can make sure your voice is heard by voting online now. It is easy and quick--just log on to Vanguard.com and access your secure message about the proxy.

The secure message will expire on June 8, 2009. If your vote isn't on record by then, you will receive a printed proxy ballot through the mail. We hope you'll vote now, though, to help your fund avoid the additional cost of mailing paper materials.

Your prompt action will also help ensure that your funds reach a quorum. If many shareholders choose not to vote and your funds do not achieve a quorum to conduct the shareholder meeting on July 2, then they will incur the considerable expense of a second proxy solicitation.

Remember that every vote counts. No matter how many shares you own, your vote is important.

Sincerely,

[Bill McNabb's signature]